Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 18, 2013, relating to the financial statements and financial highlights which appear in the March 31, 2013 Annual Reports to Shareholders of iShares S&P U.S. Preferred Stock Index Fund, iShares Russell 2000 Growth Index Fund, iShares S&P 100 Index Fund, iShares Core S&P Mid-Cap ETF (formerly the iShares S&P MidCap 400 Index Fund), iShares S&P MidCap 400 Growth Index Fund, iShares S&P MidCap 400 Value Index Fund, iShares S&P 500 Growth Index Fund, iShares S&P 500 Value Index Fund, iShares Core S&P Small-Cap ETF (formerly the iShares S&P SmallCap 400 Index Fund), iShares S&P SmallCap 600 Growth Index Fund, iShares S&P SmallCap 600 Value Index Fund, iShares Core S&P Total U.S. Stock Market ETF (formerly the iShares S&P 1500 Index Fund), iShares Russell 3000 Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Index Fund, iShares Russell Top 200 Index Fund, iShares Core S&P 500 ETF (formerly the iShares S&P 500 Index Fund), iShares Nasdaq Biotechnology Index Fund, iShares Russell Midcap Value Index Fund, iShares Russell Midcap Growth Index Fund, iShares Russell Midcap Index Fund, iShares Russell Microcap Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 2000 Index Fund, iShares Top 200 Growth Index Fund, iShares Russell Top 200 Value Index Fund, iShares S&P Emerging Markets Infrastructure Index Fund, iShares S&P Global Clean Energy Index Fund, iShares S&P Global Nuclear Energy Index Fund, iShares S&P Global Timber & Forestry Index Fund, iShares India 50 ETF (formerly the iShares S&P India Nifty 50 Index Fund), iShares S&P Europe 350 Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P Global Consumer Discretionary Sector Index Fund, iShares S&P Global Consumer Staples Sector Index Fund, iShares S&P Global Industrials Sector Index Fund, iShares S&P Global Utilities Sector Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Materials Sector Index Fund, iShares S&P Developed ex-U.S. Property Index Fund, iShares S&P Global Infrastructure Index Fund, iShares S&P/TOPIX 150 Index Fund, iShares S&P Asia 50 Index Fund, iShares 2013 S&P AMT-Free Municipal Series, iShares 2014 S&P AMT-Free Municipal Series, iShares 2015 S&P AMT-Free Municipal Series, iShares 2016 S&P AMT-Free Municipal Series, iShares 2017 S&P AMT-Free Municipal Series, iShares S&P International Preferred Stock Index Fund, iShares 2018 S&P AMT-Free Municipal Series which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

July 23, 2013